UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2010

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:(972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2010, Texas Industries, Inc. (the “Company”) announced that it plans to offer $600 million principal amount of senior notes due 2020 (“New Senior Notes”). The Company also announced that it has commenced a cash tender offer for any and all of the $550 million aggregate principal amount outstanding of its 7¼% Senior Notes due 2013 (the “Outstanding Notes”) and a solicitation of consents to amend the indenture governing the Outstanding Notes.

  The Company intends to use the net proceeds from the New Senior Notes offering to purchase the Outstanding Notes pursuant to a tender offer and, to the extent there are net proceeds remaining, for general corporate purposes including to redeem or otherwise acquire any remaining Outstanding Notes.

Copies of the two press releases relating to the offering of New Senior Notes and the tender offer and consent solicitation are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

99.1	Press Release dated July 27, 2010 relating to the offering of New Senior Notes.
99.2	Press Release dated July 27, 2010 relating to the tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Kenneth R. Allen
       Kenneth R. Allen
        Vice President, Finance and Chief Financial Officer

Date:	July 27, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 27, 2010 relating to the offering of New Senior Notes.
99.2	Press Release dated July 27, 2010 relating to the tender offer and consent solicitation.